UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 14, 2024

ARES STRATEGIC INCOME FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2024 (the “Closing Date”), through its wholly owned, consolidated subsidiary, Ares Direct Lending CLO 3 LLC (“ASIF CLO”), Ares Strategic Income Fund (the “Fund”) completed a $694.1 million term debt securitization (the “2024 Debt Securitization”). The 2024 Debt Securitization is also known as a collateralized loan obligation and is an on-balance-sheet financing incurred by the Fund.

The notes offered in the 2024 Debt Securitization (collectively, the “CLO Notes”) were issued by ASIF CLO pursuant to the indenture governing the CLO Notes (the “CLO Indenture”) dated as of the Closing Date and include (i) $399.0 million of Class A-1 Senior Floating Rate Notes due January 20, 2037 that were issued to third parties and bear interest at Term SOFR (as defined in the CLO Indenture) plus 1.58% (the “Class A-1 CLO Notes”); (ii) $35.0 million of Class A-2 Senior Floating Rate Notes due January 20, 2037 that were issued to third parties and bear interest at Term SOFR plus 1.75% (the “Class A-2 CLO Notes”); (iii) $42.0 million of Class B Senior Floating Rate Notes due January 20, 2037 that were issued to third parties and bear interest at Term SOFR plus 1.85% (the “Class B CLO Notes” and, together with the Class A-1 CLO Notes and the Class A-2 CLO Notes, the “CLO Secured Notes”); and (iv) $218.1 million of Subordinated Notes due January 20, 2037, which do not bear interest (the “CLO Subordinated Notes”). The Fund retained all of the CLO Subordinated Notes, which are unsecured obligations of ASIF CLO, and will accordingly be eliminated on consolidation.

The CLO Secured Notes are the secured obligation of ASIF CLO and are backed by a diversified portfolio of first lien senior secured loans contributed by the Fund to ASIF CLO on the Closing Date pursuant to the terms of a contribution agreement (the “Contribution Agreement”). The CLO Indenture contains certain conditions pursuant to which additional loans can be acquired by ASIF CLO, in accordance with rating agency criteria or as otherwise agreed with certain institutional investors who purchased the CLO Secured Notes. Through January 20, 2029, all principal collections received on the underlying collateral may be used by ASIF CLO to purchase new collateral under the direction of Ares Capital Management LLC, the Fund’s investment adviser (the “Adviser”), in its capacity as asset manager (the “Asset Manager”) to ASIF CLO under an asset management agreement (the “Asset Management Agreement”) and in accordance with the Fund’s investment strategy, including additional collateral that may be purchased from the Fund, pursuant to the terms of a master purchase and sale agreement (the “Master Purchase Agreement”) between the Fund as seller and ASIF CLO as buyer. The Asset Manager will waive any management fees that relate to the Fund's ownership of the CLO Subordinated Notes. In addition, U.S. Bank Trust Company, National Association (the “Collateral Administrator”) serves as collateral administrator for ASIF CLO under a collateral administration agreement (the “Collateral Administration Agreement”) among ASIF CLO, the Asset Manager and the Collateral Administrator.

The CLO Indenture includes customary covenants and events of default. The CLO Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Fund expects to use the net proceeds of the offering to repay certain outstanding indebtedness under its debt facilities. The Fund may reborrow under its debt facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The foregoing descriptions of the Contribution Agreement, the CLO Indenture, the Class A-1 CLO Notes, the Class A-2 CLO Notes, the Class B CLO Notes, the CLO Subordinated Notes, the Asset Management Agreement, the Collateral Administration Agreement and the Master Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Contribution Agreement, the CLO Indenture, the Class A-1 CLO Notes, the Class A-2 CLO Notes, the Class B CLO Notes, the CLO Subordinated Notes, the Asset Management Agreement, the Collateral Administration Agreement and the Master Purchase Agreement, respectively, each filed as exhibits hereto or included within such exhibits, as applicable, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

During November 2024, the Fund sold Class I common shares of beneficial interest. The number of shares to be issued was finalized on November 20, 2024. The purchase price per Class I common share equaled the Fund’s net asset value (“NAV”) per Class I common share as of October 31, 2024. The offer and sale of the Class I common shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation S promulgated thereunder. The following table details the Class I common shares sold:

Date of Unregistered Sales (dollar amount in millions)	Amount of Class I Common Shares	Total Consideration
During November 2024 (number of shares finalized on November 20, 2024)	6,576,570	$180.8

Item 8.01. Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of October 31, 2024, as determined in accordance with the valuation policies and procedures of the Adviser, was as follows:

NAV as of October 31, 2024
Class I	$27.49
Class S	$27.49
Class D	$27.49

As of October 31, 2024, the Fund’s aggregate NAV was approximately $5.0 billion, the fair value of its portfolio investments was approximately $9.2 billion, and it had approximately $3.0 billion of debt outstanding. The Fund’s debt-to-equity ratio as of October 31, 2024 was 0.61x.

November 2024 Distributions

As previously disclosed, on August 13, 2024, the Fund announced the declaration of regular monthly distributions for each class of the Fund’s common shares of beneficial interest, including Class I shares, Class S shares and Class D shares (the “Common Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I	$0.21430	$0.00000	$0.21430
Class S	$0.21430	$0.01915	$0.19515
Class D	$0.21430	$0.00563	$0.20867

The distributions for each class of Common Shares are payable to shareholders of record as of the open of business on November 29, 2024 and will be paid on or about December 26, 2024.

The November 2024 distributions will be paid in cash or reinvested in the Common Shares for shareholders participating in the Fund’s distribution reinvestment plan.

December 2024 and January, February and March 2025 Distributions

Also, as previously disclosed, on August 13, 2024, the Fund announced the declaration of regular monthly gross distributions for December 2024 for each class of its Common Shares in the amounts per share set forth below. On November 8, 2024, the Fund announced the declaration of regular monthly gross distributions for January, February and March 2025, in each case for each class of its Common Shares in the amounts per share set forth below:

		Gross Distribution Per Share
Record Date	Payment Date(1)	Class I	Class S	Class D
December 31, 2024	January 23, 2025	$0.21430	$0.21430	$0.21430
January 31, 2025	February 21, 2025	$0.21430	$0.21430	$0.21430
February 28, 2025	March 21, 2025	$0.21430	$0.21430	$0.21430
March 31, 2025	April 21, 2025	$0.21430	$0.21430	$0.21430

(1)The distributions for each class of the Fund’s Common Shares will be paid on or about the payment dates above.

These distributions will be paid in cash or reinvested in the Common Shares for shareholders participating in the Fund’s distribution reinvestment plan. The net distributions received by shareholders of each of the Class S and Class D shares will be equal to the gross distribution in the table above, less specific shareholder servicing and/or distribution fees applicable to such class of the Fund’s Common Shares as of their respective record dates. Class I shares have no shareholder servicing and/or distribution fees.

Portfolio and Business Commentary

As of October 31, 2024, the Fund had investments in 512 portfolio companies with total fair value of approximately $9.2 billion. As of October 31, 2024, 96% of the debt investments at fair value in the Fund’s portfolio were floating rate. As of October 31, 2024, based on fair value, the Fund’s portfolio investments consisted of the following:

As of October 31, 2024
Portfolio Investments
First lien senior secured loans	90.3%
Second lien senior secured loans	2.1
Senior subordinated loans	1.0
Corporate bonds	0.4
Collateralized loan obligations	2.5
Commercial mortgage-backed securities	0.1
Private asset-backed investments	1.8
Preferred equity	0.9
Other equity	0.9
Total	100.0%

As of October 31, 2024, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of October 31, 2024
Industry
Software and Services	23.8%
Health Care Services	10.2%
Capital Goods	8.7%
Consumer Services	8.1%
Commercial and Professional Services	8.1%
Financial Services	6.9%
Insurance Services	6.4%
Media and Entertainment	4.5%
Pharmaceuticals, Biotechnology and Life Sciences	4.0%
Investment Funds and Vehicles	3.2%

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $7.5 billion of its Common Shares, pursuant to a registered offering (the “Offering”). Additionally, the Fund has sold unregistered shares as part of private offerings (the “Private Placements”). The following table lists the Common Shares issued and total consideration for both the Offering and the Private Placements as of the date of this filing. The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Offering on a monthly basis.

(dollar amounts in millions)	Common Shares Issued	Total Consideration
Registered Offering:
Class I	62,169,136	$1,695.5
Class S	27,619,582	$751.4
Class D	10,548,569	$288.5
Private Placements
Class I	97,553,052	$2,630.1
Class S	—	—
Class D	—	—
Total Registered Offering and Private Placements*	197,890,338	$5,365.5

*Amounts may not sum due to rounding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Indenture, dated as of November 14, 2024, by and between Ares Direct Lending CLO 3 LLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of Class A-1 Senior Floating Rate Notes due 2037 (contained in the Indenture filed as Exhibit 4.1 hereto)

4.3	Form of Class A-2 Senior Floating Rate Notes due 2037 (contained in the Indenture filed as Exhibit 4.1 hereto)

4.4	Form of Class B Senior Floating Rate Notes due 2037 (contained in the Indenture filed as Exhibit 4.1 hereto)

4.5	Form of Subordinated Notes due 2037 (contained in the Indenture filed as Exhibit 4.1 hereto)

10.1	Collateral Administration Agreement, dated as of November 14, 2024, by and between Ares Direct Lending CLO 3 LLC, as issuer, Ares Capital Management LLC, as asset manager, and U.S. Bank Trust Company, National Association as collateral administrator

10.2	Asset Management Agreement, dated as of November 14, 2024, by and between Ares Direct Lending CLO 3 LLC, as issuer and Ares Capital Management LLC, as asset manager

10.3	Master Purchase and Sale Agreement, dated as of November 14, 2024, by and between Ares Strategic Income Fund, as seller, and Ares Direct Lending CLO 3 LLC, as buyer

10.4	Contribution Agreement, dated as of November 14, 2024, by and between Ares Strategic Income Fund, as transferor, and Ares Direct Lending CLO 3 LLC, as transferee

104	Cover Page Interactive Data File (embedded within Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND
Date: November 20, 2024
	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer